Exhibit 16.1

May 27, 2021 Securities and Exchange Commission Washington, D.C. 20549

Commissioners:

We have read Biostage, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on May 27, 2021 and we agree with such statements concerning our firm.

/s/ RSM US LLP